Exhibit 77Q

EXHIBIT A
to the Investment Advisory Agreement by and between The Huntington Funds and Huntington Asset Advisors, Inc.
Amended and Restated as of August 31, 2007

Name of Fund			Annual Compensation

Huntington VA Growth Fund 0.60% of average daily net assets

Huntington VA Income Equity Fund 0.60% of average daily net assets

Huntington VA Dividend Capture Fund 0.60% of average daily net assets

Huntington VA Mid Corp America Fund 0.60% of average daily net assets

Huntington VA New Economy Fund 0.60% of average daily net assets

Huntington VA Rotating Markets Fund 0.60% of average daily net assets

Huntington VA Macro 100 Fund 0.60% of average daily net assets

Huntington VA International Equity Fund 0.60% of average daily net assets

Huntington VA Mortgage Securities Fund 0.60% of average daily net assets

Huntington VA Situs Small Cap Fund 0.60% of average daily net assets

Huntington VA Real Strategies Fund 0.60% of average daily net assets

All fees are computed daily and paid monthly.

This Exhibit A, amended and restated as of August 31, 2007, is hereby incorporated and made part of the Investment Advisory Contract dated June 23, 2006 by and between the parties named below (the Agreement) and replaces any and all prior versions of Exhibit A to the Agreement.

Witness the due execution hereof this 11th day of September, 2007.

THE HUNTINGTON FUNDS		HUNTINGTON ASSET ADVISORS, INC.

By:  /s/ George M. Polatas	By:  /s/ B. Randolph Bateman
Name:  George M. Polatas	Name:  B. Randolph Bateman
Title:  Vice President		Title:  President


SCHEDULE A
TO THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE HUNTINGTON FUNDS
AND HUNTINGTON ASSET ADVISORS, INC.
Amended and Restated as of August 31, 2007

Fund Name	Compensation	Date
Huntington Dividend Capture Fund Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Dividend Capture Fund's average daily net assets. June 23, 2006
Huntington International Equity Fund Annual rate of one percent (1.00%) of the Huntington International Equity Fund's average daily net assets. June 23, 2006
Huntington Mid Corp America Fund Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Mid Corp America Funds average daily net assets. June 23, 2006
Huntington New Economy Fund
Annual rate of eighty-five one hundredths of one percent (0.85%) of the Huntington New Economy Fund's average daily net assets. June 23, 2006
Huntington Real Strategies Fund Annual rate of seventy-five hundredths of one percent (0.75%) of the Huntington Real Strategies Funds average daily net assets April 30, 2007
Huntington Rotating Markets Fund Annual rate of fifty one hundredths of one percent (0.50%) of the Huntington Rotating Markets Funds average daily net assets. June 23, 2006
Huntington Situs Small Cap Fund Annual rate of seventy-five hundredths of one percent (0.75%) of the Huntington Situs Small Cap Funds average daily net assets. June 23, 2006
Huntington Macro 100 Fund Annual rate of seventy-five hundredths of one percent (0.75%) of the Huntington Macro 100 Funds average daily net assets. June 23, 2006



THE HUNTINGTON FUNDS		HUNTINGTON ASSET ADVISORS, INC.

By:  /s/ /George M. Polatas	By:  /s/ B. Randolph Bateman
Name:  George M. Polatas	Name:  B. Randolph Bateman
Title:  Vice President		Title:  President